EXHIBIT 4-C

                     PROMISSORY NOTE
Loan No.:            Loan_No
Borrower:            BORROWER, Borrower_Entity

Restaurant No.:     FranchiseType  Restaurant No.RestaurantNo

Restaurant Address: Premises_Street
                    Premises_City,
                    Premises_State
                    Premises_Zip

Loan Type:          Loan_Type

Loan Amount:        Loan_Amt

Closing Date:       Closing_Date

First Full
Payment Date:       First_Payment_Date

Stated Rate:        Interest_Rate

Monthly Payment
Amount:             Monthly_Payment

Due Date:           Maturity_Date

Prepayment
Provision:          Yield Maintenance Amount
                    first ten (10) Years

Amortization        Term
Period:

     1.   PROMISE TO PAY.  For
value received, the Borrower whose
name  is set forth above (the
"Borrower") promises to pay to  the
order of LENDER, Lender_Entity
(together with its successors,
assigns and transferees, "Lender"),
a principal sum equal to  the Loan
Amount set forth above, together
with interest on the unpaid balance
from time to time outstanding, as
follows:

Interest  from and after the
Closing Date through  the  last day
of  the month in which the Closing
Date occurs shall be  due and
payable in advance on the Closing
Date. Notwithstanding  the
foregoing,  in the event the
Closing Date occurred on  the
first day of a month, no interest
will be due and payable in advance
on the  Closing  Date.
Notwithstanding anything  to  the
contrary contained  herein, at no
time shall the interest  payable
under this  Note  be  greater  than
the  maximum rate  permitted   by
applicable law ("Legal Rate").  If
any obligation under this Note
shall  result in Lender receiving
an amount deemed to be interest
under applicable law in excess of
the Legal Rate, then the amount
which would  be  excessive interest
shall  be applied  to  the
reduction  of  the  principal
balance of this  Note  and  not  to
payment  of interest. If such
excessive interest  exceeds the
unpaid  principal  balance  of this
Note, the  excess  shall  be
refunded to Borrower.

Installments of principal and
interest in the amount of the
Monthly  Payment Amount set forth
above  shall  be  due  and payable
on the first day of each month
(each a "Payment Date") commencing:
(i)  in the event the Closing Date
occurred  on  the first  day  of
a  month, on the first day  of  the
first month following the Closing
Date, and (ii) in all other cases,
on  the first  day of the second
month following the Closing Date
("First Full Payment Date") through
and including the Due Date, when
the outstanding  principal balance,
plus accrued  interest,  and  any
other  sum  payable  hereunder, is
due and payable  (unless  the
indebtedness  evidenced by this
Note is  accelerated,  in  which
case, the  Due  Date  is  the  date
of acceleration). The amortization
period for this Note, for purposes  of
calculating the monthly
installments  of principal  and
interest,  is  the Amortization
Period set forth above.

All  payments under this Note shall
be made in lawful money  of  the
United States of America in
immediately  available funds   at
Lender's principal  office   at
Lender_Street, Lender_City,
Lender_State Lender_Zip, at
such other address as  Lender may
designate in writing,  or  by
electronic  funds
withdrawal  made  by  Lender upon
written authorization  therefor
from  Borrower,  which
authorization shall not  be
revocable  by Borrower  without the
prior written consent of Lender.
Payments will  be  applied first to
accrued interest and  other  fees
and charges due hereunder and then
to principal.

2. INTEREST RATE. The outstanding principal balance of this Note shall bear interest at a fixed rate (the "Stated Rate") equal to Rate_Spread basis points
(Rate_Spread_Percent%) over the
yield, set as of 10:00 a.m. Ann
Arbor, Michigan time, on the Set
Date  (defined below), on United
States Treasury obligations having
a  fixed maturity of ten (10)
years, as  such  yield  is
determined  by  the Lender on the
Set Date from Page  PX1  (U.S.
Currents, W.Is.  Actives)  of the
Bloomberg,  L.P.  reporting
service,  or  if  such rate is not
available from the  Bloomberg, L.P.
reporting  service, then the
appropriate interest  rate  as
provided by the Dow Jones Telerate
Service. The "Set Date" shall be such date as the Borrower and the Lender shall agree in a completed writing (the "Rate Lock Letter"), which shall reference this Note and which date shall not be later than two business days prior to the Closing Date as set forth therein. This Note shall bear interest at the
Stated Rate until the Due Date or
the occurrence  of  an  Event  of
Default  (as hereinafter  defined)
(whether by acceleration or
otherwise), and thereafter at a
rate which is  three percent (3%)
above the Stated Rate (the "Default
Rate"). Interest  will  be computed
on  the  basis  of  a  year
consisting of twelve (12) months of
thirty (30) days each.  In no
event,  however, shall the interest
rate exceed the maximum  rate
allowed by law.

3.    PREPAYMENT.   If no Event of Default
(as  hereinafter defined)  then
exists, Borrower shall have the
right  to  prepay all, but  not a
portion of, the principal balance
of this  Note together  with
accrued interest thereon  on  any
Payment  Date; provided, however,
that Borrower shall  provide  no
less  than thirty  (30)  days prior
written notice to Lender  of
Borrower's intention  to prepay
(the "Prepayment Notice").  Once
given, the Prepayment Notice may
not be withdrawn, and the failure
to prepay in  accordance  with  the
Prepayment Notice shall  constitute
an Event of Default.

Borrower acknowledges and agrees
that Lender is making the  loan
evidenced by this Note in
consideration of the  receipt by
Lender of all interest and other benefits
intended  to be conferred by this
Note, and if payments of principal are
made  to Lender  prior  to  the
regularly  scheduled  due  date  of
such payments,   for   whatever
reason   (whether voluntarily   or
involuntarily),  Lender will not
receive all  such  interest  and other
benefits  and  may  incur  additional
costs. For  these reasons,  and
to induce Lender to make the loan, Borrower expressly waives any right to prepay this Note except as specifically provided herein or in the Security
Instruments  (as defined below).

Lender  shall not be required to
accept any tender  of prepayment of
the principal balance of this Note
at  any  time during  the  first
ten (10) "loan years"  when the
"Reinvestment Rate"  (as
hereinafter defined) is lower than
the  Stated  Rate unless  Lender
also receives from Borrower a sum
of  money  (the "Prepayment
Premium")  which shall  be  equal
to  the positive difference between
the  present value   (computed   at
the Reinvestment Rate) of the stream of
monthly payments of principal and
interest  under this Note from the
date  of  the  prepayment through
the  tenth (10th) anniversary of
the First Full Payment Date  at
the  Stated  Rate (without
duplication  of  either  the
Default Rate or the late charge set
forth in Section 4 below) and the
outstanding principal balance of
this Note as of the date of the
prepayment  (the "Differential").
In   the   event the Differential
is less than zero, the Prepayment
Premium  shall   be deemed  to be
zero.  For purposes of this Note, the
"Reinvestment Rate" is  an
interest rate equal to the then
current yield on United States
Treasury obligations having a
weighted average life to  maturity
closest in time but prior to the
Due Date  of this Note,  as
reported in The Wall Street Journal
(or any comparable successor
publication) on the fifth (5th)
business day preceding the
prepayment date.  The first "loan
year" shall commence on the First
Full Payment Date, and subsequent
loan years shall commence on the
anniversaries of the First Full
Payment Date.

In  addition to the Prepayment
Premium, if any, every tender of
prepayment of the principal balance
of this Note  shall be  accompanied
by a payment equal to all  accrued
but  unpaid interest and other
charges to the date of prepayment
(the  "Other Charges").

If  the outstanding principal
balance of this Note is accelerated
by  reason of an Event of Default
such  acceleration shall  be
deemed to be a prepayment and
Borrower  shall  pay to Lender,  in
addition  to  all  sums  due  as
a  result  of  the acceleration,
any applicable  Prepayment
Premium     and   Other
Charges.   In  the event that
this Note is prepaid from
casualty insurance  proceeds or
condemnation awards (as  provided
in  the Security  Instruments,
defined below), no Prepayment
Premium or Other  Charges  shall
be due and payable with  respect
to  such prepayment,  and  each
monthly installment thereafter
shall be reduced  to  an  amount
which  will  amortize  the  then
unpaid principal balance of this
Note at the Stated Rate over  the
then remaining term of this Note.

Prepayments made as part of the
Monthly Payment Amount will  be
applied  to  installments in their
inverse  order of maturity.   Until
this Note is paid in full, except
as set  forth in the  immediately
preceding paragraph,  no prepayment
shall reduce the dollar amount of
monthly installments required  to
be paid under this Note.

4.LATE  PAYMENT CHARGE.
In the event that  any  payment
under  this  Note is not received
by Lender within  fifteen  (15)
days of the date when due, a late
charge equal to the lesser     of
(y)  five percent (5%) of the
amount of such payment or  (z)  the
maximum amount of late charge
permitted by law shall be due  and
payable. Borrower agrees that the
late charge is  a  reasonable
estimate  of the administrative
costs which Lender will incur in
processing  the  delinquency.
Lender's acceptance  of  a  late
payment  and/or  of the late
payment charge will  not  waive
any default  under this Note or
affect the acceleration of this
Note (if this  Note  has been
accelerated).   Notwithstanding
the foregoing,   Lender's
acceptance  of  all past  due
principal, interest  and  late
charges shall constitute  a
waiver  of  any monetary  Event
of  Default under this Note
existing prior to Lender's receipt of such payments.

5. COLLATERAL.   This Note
and the other obligations of Borrower to Lender
are secured by one or more
mortgages, security agreements
and/or financing statements dated
as of  the Closing Date  executed
by Borrower for the benefit of
Lender,  including but  not
limited to that certain Mortgage,
Assignment of  rents, Fixture
Filing and Security Agreement of
even date herewith  from Borrower
to Lender (the "Mortgage")
(collectively the  "Security
Instruments"; together with any
other documents securing  payment
under  this Note, and any
agreements relating hereto or
executed in connection  herewith,
the "Loan Documents"). All
property securing the
Indebtedness  (as defined in
the   Security Instruments) is
referred to as the "Collateral".

6.  DEFAULT.  Any event or
condition constituting an "Event of
Default" under the Security
Instruments shall be an "Event of
Default"  hereunder.  Upon an
occurrence of an Event of  Default,
Lender  shall  have  the option to
declare all  or  part  of  the
Indebtedness  (including this Note)
immediately due and  payable.
Lender shall have all of the rights
and remedies provided at  law or
equity or by agreement including
without limitation the right to
sell or liquidate all or any part
of the Collateral under the
Security Instruments or otherwise
and to collect any Prepayment
Premium. The  remedies  of  Lender
are  cumulative   and not
exclusive.

7.  LIABILITY OF SIGNATORIES.
Borrower, and all guarantors and
endorsers,  and any other party
liable for the  Indebtedness
evidenced by this Note:  (i)
severally waive presentment,
demand, protest, notice of
dishonor, notice of non-payment and
notice  of acceleration  of this
Note; and (ii) agree that no
extension or postponement of the time for payment, or waiver, or indulgence or forbearance granted to Borrower
(without limit as to  number  or
period) or any modification of this
Note, or any substitution, or
exchange or release of all or part
of the Collateral, or addition of
any party  to  this Note, or
release  or  discharge of,  or
suspension of any rights and
remedies against any party liable
on this  Note,  shall reduce or
affect the obligation of  any
other party liable for the payment
of this Note.

8.  NON-WAIVER.  No delay by Lender
in the exercise of any right  or
remedy shall operate as a waiver.
No single or partial exercise  by
Lender  of any right or remedy
shall  preclude any future
exercise of such right or remedy or
the exercise  of  any other right
or remedy. No waiver or indulgence by Lender of any default or Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.

9. REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all costs and expenses, including attorneys' fees, incurred by Lender in enforcing the rights of Lender under this Note or the other Loan
Documents. Such costs and expenses
shall include  without limitation
costs or expenses incurred by
Lender in  any  bankruptcy,
reorganization, insolvency or other
similar proceeding.  Any reference
in this Note to attorneys' fees
shall mean  reasonable  fees,
charges, costs and  expenses  of
outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.


10.  WAIVER OF JURY TRIAL. EACH PARTY,
AFTER CONSULTING (OR HAVING  HAD
THE OPPORTUNITY TO CONSULT) WITH
COUNSEL  OF  THEIR CHOICE,
KNOWINGLY AND VOLUNTARILY, AND FOR
THEIR MUTUAL BENEFIT, WAIVES  ANY
RIGHT  TO TRIAL BY JURY IN THE
EVENT  OF  LITIGATION REGARDING
THE  PERFORMANCE OR ENFORCEMENT
OF, OR  IN  ANY  WAY RELATED TO,
THIS NOTE OR THE INDEBTEDNESS.

11.   ASSIGNMENT.  This Note is freely
assignable, in  whole or  in  part,
by Lender without notice to or
consent of Borrower. Lender shall
be fully discharged from all
responsibility accruing hereunder
from  and after  the  effective
date  of  any   such assignment.
Lender's  assignee shall,  to
the  extent  of  the assignment,
be vested with all the powers and
rights  of  Lender hereunder, and
to the extent of such assignment
the assignee  may fully  enforce
such  rights and powers, and  all
references  to Lender shall  mean
and  refer to such assignee. Lender
shall retain  all  rights  and
powers hereby given  not  so
assigned, transferred and/or
delivered. Borrower  hereby
waives all defenses  which
Borrower may be entitled to assert against Lender's assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender's interest herein.
Borrower may not, in whole or in
part, directly or  indirectly,
assign  this Note or  its rights
hereunder  or delegate  its  duties
hereunder without, in  each
instance,  the specific  prior
written consent of Lender, which
consent  may  be withheld or
delayed in Lender's sole
discretion.

12. SECURITIZATION.  Borrower
understands and agrees  that Lender
may, from time to time, assign its
rights and powers under this
Note, the  Security  Instruments,
and  any  other Loan Documents,
in   whole  or  in  part,  in
connection with   a securitization.
Borrower agrees to enter into an
amendment  to this Note, the
Security Instruments and any other
Loan Documents if such amendments
are required by a nationally
recognized rating agency  in
connection with a securitization
sponsored by Lender and  in  which
this Note, the Security Instruments
and the  other Loan  Documents are
to be included so long as such
amendment  or amendments do not
adversely affect Borrower's rights,
privileges, liabilities or
obligations.

In  the event this Note, the
Security Instruments, and any
other  Loan  Documents are
included  as  an  asset  of   a
securitization by Lender, Borrower
shall, within  ten  (10)  days
after  Lender's written request
therefor, deliver or cause to  be
delivered  opinions and
certifications in form and
substance  and delivered  by
counsel reasonably acceptable to
Lender  and  the rating  agency,
as may be reasonably required by
Lender  and/or such  rating  agency
in connection  with  such
securitization. Borrower  shall
not  be  required  to  bear the
cost  of  the preparation and
delivery of such opinions, if any.

Borrower  shall, in the event this
Note, the Security Instruments,
and  any other Loan Documents are
included  as  an asset of   a
securitization,  (a)  gather  any
environmental information, if any,
in the possession of Borrower,  not
already delivered to Lender and
reasonably required by the rating
agency in connection with such
securitization, at Lender's
request, (b) meet  at  reasonable
times, on reasonable notice and at
Lender's expense, with
representatives of the rating
agency to discuss the business  and
operations of the Borrower, and (c)
cooperate  at reasonable  times, on
reasonable notice and at Lender's
expense, with  the  reasonable
request of the rating agency and
Lender  in connection with all of
the foregoing and the preparation
of  any offering documents with
respect thereto.

Borrower shall, upon
Lender's written request therefor
in connection with a securitization in which this Note, the Security Instruments, and any other Loan Documents are included as an asset promptly deliver such financial statements and related documentation prepared by an independent certified public accountant as may be necessary and shall fully cooperate with the
Lender  in  connection with any
assurances  or other  documents,
which  are  deemed  to  be
necessary or  convenient  by
Lender, requested
from Borrower and in all cases
consistent with and  not in
addition  to  the  Borrower's
express obligations  set  forth
elsewhere in the Loan Documents.
Borrower shall not be required to
bear  the  cost  of preparation of
financial  statements  and related
documentation prepared by an
independent certified public
accountant  in connection with a
securitization (unless  Borrower is
otherwise  having  such  financial
statements and  related documents
prepared).

For  purposes  of this Note, the
term "securitization" means  the
sale, pledge, grant of a security
interest, collateral assignment,
transfer  and  delivery  or  other
encumbrance or disposition  of  all
or any portion of the Lender's
rights  and powers  in this Note by
the Lender, from time to time, to
one  or more of its affiliates or
to other persons, including the
sale of this  Note  by the Lender
to one or more persons who  will
issue debt instruments or equity
certificates backed by such Note
and the  servicing of such Note by
a person appointed as servicer  in
connection therewith.

For  purposes  of this Note, the
term "rating agency" means   any
nationally  recognized statistical
rating  agency; provided, however,
that at any time during which this
Note is  an asset  of a
securitization, "rating agency"
shall mean the rating agency  or
rating agencies that from  time  to
time  rate  the securities issued
in connection with such
securitization.

13.SEVERABILITY.  If any provision
(or any part of any provision) contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein and the remaining provision of this Note shall remain in full force and effect.

14.MISCELLANEOUS.  The terms and
provisions of this  Note shall be
governed by and construed in
accordance with the laws of the
State  in which the restaurant
whose address is  set forth above
is  located.  Lender and Borrower
agree that  any  dispute which  may
arise between them with regard to
this Note shall be resolved by litigation in state or federal court. Litigation may be initiated by Lender or its assignee or Borrower or its assignee, at their discretion, in the State of the principal place of business of Lender or its assignee, the State of the principal place of business of
Borrower, or the State where  the
Collateral is located.
BORROWER AND LENDER HEREBY
KNOWINGLY  AND IRREVOCABLY  WAIVE
ANY  OBJECTIONS ON THE GROUNDS  OF
IMPROPER JURISDICTION OR VENUE TO
AN ACTION INITIATED AS SET  FORTH
ABOVE AND AGREES  THAT EFFECTIVE
SERVICE OF PROCESS MAY BE  MADE
UPON BORROWER  BY  MAIL IF AND TO
THE EXTENT PERMITTED  BY  THE
LOCAL RULES OF SUCH JURISDICTION. The terms and provisions of this Note may only be changed in writing, executed by Borrower and Lender.
[Signature Page Follows]



       IN   WITNESS  WHEREOF,  the Borrower has  executed  this
Promissory Note as of the Closing Date.

BORROWER,
Borrower_Entity

 By:  INDEPENDENT_MEMBER,


Independent_Member_Entity

Its:  Managing Member


_________________________
JOHN C. FIRTH
Executive  Vice President and Secretary